FIRST AMENDMENT TO THE CLINICAL TRIAL AGREEMENT

This First Amendment to the Clinical Trial Agreement (“First Amendment”) is made on 2019 May 7, 2019 (“Effective Date”) by and between St. Joseph Heritage Healthcare (“Institution”) and Cancer Insight, LLC (“CRO”). CRO and Institution are herein referred to collectively as “Parties.” Individually, each of CRO and Institution is a “Party.”

WHEREAS, the Parties previously entered into a Clinical Trial Agreement (“Agreement”), with an effective date of January 26, 2018, pertaining to the performance of the clinical study titled and described as “A Phase I/IIa Rollover Study of the Whole-Cell Vaccine BriaVax in Metastatic or Locally Recurrent Breast Cancer Patients in Combination with Ipilimumab or Pembrolizumab” (the “Study”);

WHEREAS, the Parties desire to amend the Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties agree as follows:

A.	EXHIBIT B BUDGET Section C to the Agreement is hereby amended and replaced in its entirety as follows:

The compensation per Study subject will be earned by Institution and made payable by Sponsor as follows:

i.	$2,270.00 will be paid upon completion of the baseline visit, as defined by the Protocol;

ii.	$2,920.00 will be paid upon completion of Cycle One, as defined by the Protocol;

iii	$2,790.00 will be paid upon completion of Cycle Two, as defined by the Protocol;

iv.	$2,790.00 will be paid upon completion of Cycle Three, as defined by the Protocol;

v.	$2,790.00 will be paid upon completion of Cycle Four, as defined by the Protocol;

vi.	$3,105.00 will be paid upon completion of Cycle Five, as defined by the Protocol;

vii.	$2,790.00 will be paid upon completion of Cycle Six, as defined by the Protocol;

viii.	$2,790.00 will be paid upon completion of Cycle Seven, as defined by the Protocol;

ix.	$2,790.00 will be paid upon completion of Cycle Eight, as defined by the Protocol;

x.	$3,105.00 will be paid upon completion of Cycle Nine, as defined by the Protocol;

xi.	$2,790.00 will be paid upon completion of Cycle Ten, as defined by the Protocol;

xii.	$2,790.00 will be paid upon completion of Cycle Eleven, as defined by the Protocol;

xiii.	$2,790.00 will be paid upon completion of Cycle Twelve, as defined by the Protocol;

xiv.	$2,790.00 will be paid upon completion of Cycle Thirteen, as defined by the Protocol;

xv.	$2,790.00 will be paid upon completion of Cycle Fourteen, as defined by the Protocol;

xvi.	$2,790.00 will be paid upon completion of Cycle Fifteen, as defined by the Protocol;

xvii.	$2,790.00 will be paid upon completion of Cycle Sixteen, as defined by the Protocol;

xviii.	$3,105.00 will be paid upon completion of Cycle Seventeen, as defined by the Protocol;

xix.	$3,005.00 will be paid upon completion of the end of treatment visit, as defined by the Protocol.

xx.	$2,155.00 will be paid upon completion of the final assessment follow-up visit, as defined by the Protocol.

B.	$325.00 shall be paid by Sponsor for each SAE report completed (including follow up).

C.	$75.00 shall be paid by Sponsor for Institution’s attendance at telephone conferences, invoiced monthly.

D.	Non-advertising recruitment and screening fees period covered at $300.00 per month during enrollment

E.	Except as expressly modified herein, all other terms, conditions, and provisions of the Agreement shall remain in full force and effect.

The authorized representatives of the Parties have signed this First Amendment as set forth below.

St. Joseph Heritage Healthcare		Cancer Insight, LLC

By:		By:

Name:	David S Kim	Name:	Steven White

Title:	CMO	Title:	COO

Date:	Apr 15, 2019	Date:	May 7, 2019

READ AND ACKNOWLEDGED:
BriaCell Therapeutics, LLC

By:

Name:	William Williams

Title:	President and CEO

Date:	May 7, 2019